Exhibit 10.1

                             AGREEMENT OF SETTLEMENT

      This Agreement of Settlement (the "Agreement") is entered into this 19th day of August 2005, by and between, Atlantic Wine Agencies, Inc., a Florida corporation with its principal place of business formerly located at 64 Knightsbridge, London UK SWIX but now with its principal place of business at Golden Cross House, 8 Duncannon Street Strand, London, WC24JF ("Atlantic"); Dominion Wines Ltd, ACN 087183739 an Australian corporation with its principal place of business at Level 4, 973 Nepean Highway, Moorabbin, Victoria, Australia ("Wines "); Dominion Estates Pty Ltd, ACN 072221375 an Australian corporation with its principal place of business at Level 4, 973 Nepean Highway, Moorabbin, Victoria, Australia ("Estates"); and Global Realty Development Corp (formerly known as Australian Agriculture and Property Development Corporation) with its principal place of business at 11555 Heron Bay Boulevard, Suite 200, Coral Springs, Florida 33076, USA ("Global"). Collectively, Wines and Estates shall sometimes be referred to as the "Dominion Estates Group".

W I T N E S S E T H:

      WHEREAS, Atlantic and the Dominion Estates Group entered into a Share Exchange Agreement, effective as of September 4, 2004 ( "Exchange Agreement") pursuant to which Atlantic acquired from A1 Financial Planners Pty Ltd (ACN 006 942 598) ("A1") all the shares in Estates and Estates acquired from the shareholders as set out in Schedule 1 ("Dominion Estates Group Shareholders") their shares in Wines ("Wines Shares");

      WHEREAS, pursuant to the terms of the Exchange Agreement, Atlantic agreed to, among other things, (i) deliver 20,000,000 restricted shares of common stock of Atlantic to the shareholders of Wines and Estates; (ii) transfer to the National Australia Bank the amount of AUD$3,097,677.91 to discharge the loans to Wines specified in the Exchange Agreement ("National Loans"), (iii) assume the Commonwealth Bank of Australia loan to Estates in the amount of AUD$4,081,387.11 ("Commonwealth Loan"); and (iv) transfer AUD$262,322.09 to the Dominion Estates Group's bank accounts as assurance of its good faith in servicing the Commonwealth Loan;

      WHEREAS, in part satisfaction of its obligations under the Exchange Agreement, Atlantic has (i) issued and delivered to the parties set out in
Schedule 2 ("Atlantic  Shareholders")  shares in Atlantic  ("Atlantic  Shares"),
(ii) paid the National Australia Bank the amount of AUD$3,136,202.87, and (iii) transferred the said sum of AUD$262,322.09 at the direction of the Dominion Estates Group;

      WHEREAS Atlantic did not acquire the shares in Wines owned by P.L.S Pty Ltd (ACN 006 449 485) ("PLS") but Atlantic incorrectly issued to PLS shares in Atlantic in the mistaken belief that PLS had delivered its shareholding in Wines to Atlantic;

      WHEREAS, Atlantic has not assumed the Commonwealth Loan as a dispute had arisen between the parties to the Exchange Agreement;

      WHEREAS, pursuant to the terms of the Exchange Agreement, the Dominion Estates Group Shareholders delivered to Atlantic all of their shares in Wines and Estates, and Atlantic caused to be transferred all those shares in Wines to Estates and all those shares in Estates to Atlantic;

      WHEREAS, each of the boards of directors of Atlantic, Wines and Estates, have each determined that it would be in the best interests of each of Atlantic, Wines and Estates, and their respective stockholders and the Dominion Estates Group Shareholders to unwind the transactions consummated in connection with the Exchange Agreement;

      WHEREAS, on February 28, 2005, Mount Rozier Estates Pty Ltd, ("Mt Rozier") a wholly-owned subsidiary of Atlantic borrowed AUD$465,000 from Estates ( "Mt Rozier Loan");

      WHEREAS, as additional consideration for this Agreement, Global has agreed to assume Mt Rozier's obligation under the Mt Rozier Loan and to issue a promissory note to Estates as security for the repayment of the Mt Rozier Loan, and Estates has agreed to substitute Global for Mt Rozier as the debtor of the Mt Rozier Loan as evidenced by a novation agreement;

      WHEREAS, on April 4 2005, the board of directors of Estates placed Estates into voluntary administration under Section 436A of the Corporations Act (Commonwealth) 2001 ("the Act") and as a result, the transfer of any of its shares is subject to approval of the Federal Court pursuant to Section 437F of the Act.

      WHEREAS, each of the boards of directors of Atlantic, Wines and Estates have determined that it would be in the best interests of Atlantic, Wines, Estates, A1 and the Dominion Estates Group Shareholders to have A1 acquire all the issued shares in Estates ("the Estates Shares") from Atlantic in consideration of A1 returning its shares in Atlantic to Atlantic;

      WHEREAS Atlantic warrants that all the Estates Shares are unencumbered and represents that, except for the appointment of the Administrators to Estates, Atlantic has not created or caused any party to obtain or possess any encumbrance, lien, charge or claim with respect to either the Estates Shares or to the best of its knowledge and belief the Wines Shares and that subject to paragraph 1.1 of Section 1 of this Agreement, it is entitled to transfer the Estates Shares to Global in accordance with this Agreement;

      WHEREAS this Agreement is conditional upon and will have no force and affect unless either (a) the approval of the Federal Court pursuant to Section 437F of the Act ("Court Approval") to the transfer by Atlantic to A1 of the Estates Shares is obtained or (b) the Deed of Company Arrangement (as defined in the following recital) has come into force and effect and the Deed Administrators (as defined in the next following recital) have consented to the transfer by Atlantic to A1 of all right title and interest in and to the Estates Shares;

      WHEREAS, following a meeting of creditors of Estates held on 29 July 2005 it was resolved that Estates execute a Deed of Company Arrangement which will be executed pursuant to Section 444A of the Act ("Deed of Company Arrangement");

      WHEREAS, if the Deed of Company Arrangement comes into force and effect the requirement to obtain Court Approval to the transfer by Atlantic to A1 of the Estates Shares will not be necessary, in which event and with the consent of those parties defined in the Deed of Company Arrangement as the Deed Administrators ("Deed Administrators"), the transfer by Atlantic to A1 of the Estates Shares can proceed in the manner set out in paragraph 1.6 of Section 1 of the Agreement;

      WHEREAS, as additional consideration for this Agreement Global has, at Atlantic's request, agreed to issue to Sapphire Developments Ltd a duly executed promissory note for AUD$3.2 Millio together with a duly executed security agreement in relation thereto;

      WHEREAS in consideration of the Agreement Atlantic releases the Dominion Estates Group from each and every obligation which Wines and/or Estates may have to repay any monies which may be owing by Wines and/or Estates to Atlantic including any monies which Atlantic may have advanced or provided to, or provided for the benefit of, either or both of the companies comprising the Dominion Estates Group (including without limitation the amount transferred to discharge the National Loans and the amount of AUD$262,322.09 herein before referred to as being transferred at the direction of the Dominion Estates Group);

      WHEREAS Atlantic warrants that to the best of its knowledge and belief it has not caused Wines to become liable to or indebted to any third party and that Estates is not liable or indebted to any party other than as disclosed to the Administrators of Estates;

      WHEREAS, the parties acknowledge that certain of the Atlantic Shares noted with an asterisk in Schedule 2 ("DPP Controlled Shares") are the subject of a restraint order obtained by the Director of Public Prosecutions of the Commonwealth of Australia ("DPP") under proceedings in the Supreme Court of Victoria (Australia) No. 1530 of 2004 and have been placed under the custody and control of the Official Trustee at the Insolvency and Trustee Service Australia ("Official Trustee") and that any transfer of the DPP Controlled Shares is subject to the approval of the Official Trustee;

      WHEREAS Global and the Dominion Estates Group agree that once the Estates Shares have been transferred to A1, Estates comes out of voluntary administration and control is returned to its directors they shall cause all the shares in Wines which were formerly held by the Dominion Estates Group
Shareholders to be transferred to each of the Dominion Estates Group Shareholders upon each of the Atlantic Shareholders at the time of transfer of the Estate Shares returning its Atlantic Shares to Atlantic (save for those shareholdings marked with an asterisks in Schedule 1 which shall, subject to the Official Trustee's approval, be transferred to the Official Trustee upon the Official Trustee returning the relevant Atlantic Shares to Atlantic);

      WHEREAS Atlantic has agreed subject to paragraph 1.1 of Section 1 of the Agreement to (i) transfer to A1 all rights, title and interest to and in the Estates Shares, (ii) deliver the resignations of directors appointed by it namely Adam Mauerberger, Andrew Bayley and Chris Kopitkke from the board of Estates; and (iii) deliver to the Dominion Estates Group a general release;

      WHEREAS Global has agreed subject to paragraph 1.1 of Section 1 to: (a) assume the obligations under the Mt Rozier Loan (by way of entering into a novation agreement and issuing a promissory note to Estates); (b) deliver a promissory note to Sapphire Developments Limited and execute a related security agreement; (c) use its best endeavours to cause the Atlantic Shareholders to return the Atlantic Shares other than the DPP Controlled Shares to Atlantic; (d) use its best endeavours to cause the Official Trustee to return the DPP Controlled Shares to Atlantic;

      WHEREAS, the Dominion Estates Group has agreed subject to paragraph 1.1 of
Section 1 to deliver to Atlantic a general release;

      WHEREAS, the parties have agreed that entering into this Agreement and related Releases, as referred to below, is the best manner to ensure that each of Atlantic, Wines, Estates, A1 and the Dominion Estates Group Shareholders are returned the consideration they exchanged in connection with the Exchange Agreement; and

      NOW, THEREFORE, in consideration of the covenants, and agreements set forth in this Agreement, Atlantic, Wines, Estates and Global intending to be legally bound thereby, and hereby warranting that they each have the capacity and authority to execute this Agreement, it is agreed by and among the undersigned parties, that all of the claims asserted (or which could have been asserted) by Atlantic against Wines or Estates and Wines or Estates against Atlantic will, subject to paragraph 1.1 of Section 1 of this Agreement, be settled and compromised on the following terms and conditions, to wit:

1.    Compromise

1.1 This Agreement and the documents executed pursuant thereto are conditional upon and will have no force and affect unless either of following conditions precedent have been satisfied ("Conditions Precedent") (a) the Court Approval to the transfer by Atlantic to A1 of the Estates Shares has been obtained or (b) the Deed of Company Arrangement has come into force and effect and the Deed Administrators have consented to the transfer by Atlantic to A1 of the Estates Shares;

1.2 Atlantic agrees that subject to paragraph 1.1 of Section 1 of the Agreement to (i) transfer to A1 all right, title and interest to and in the Estates Shares, (ii) deliver the resignations of directors appointed by it namely Adam Mauerberger, Andrew Bayley and Chris Kopitkke from the board of Estates and (iii) deliver to Wines and Estates a general release; and (iv) deliver to Global a novation agreement in respect of the Mt Rozier Loan duly executed by Global;

1.3   Global  agrees  subject to paragraph 1.1 of Section 1 of the Agreement to:
      (a) assume the obligations under the Mt Rozier Loan (by way of entering into a novation agreement and issuing a promissory note to Estates); (b) deliver a promissory note to Sapphire Developments Limited and execute a related security agreement; (c) use its best endeavours to cause the Atlantic Shareholders to return the Atlantic Shares other than the DPP Controlled Shares to Atlantic; and (d) use its best endeavours to cause the Official Trustee to return the DPP Controlled Shares to Atlantic.

1.4 The Dominion Estates Group agrees to deliver to Atlantic a general release;

1.5 In order to facilitate the carrying out of the respective parties obligations under paragraphs 1.2, 1.3 and 1.4 of Section 1 as soon as practicable after the signing of the Agreement:

      Global and the Dominion Estates Group shall cause to be delivered to Atlantic's counsel, Rubin, Bailan, Ortoli, Mayer & Baker LLP 45 Park Avenue, New York, New York 110022 or its appointed agent;

      i. a duly executed Novation Agreement ("Novation") duly executed by Global and Estates in the form attached hereto as Exhibit A;

      ii. a duly executed promissory note to AUD$3.2 Million from Global to Sapphire Developments Limited in the form attached hereto as Exhibit B ("Global Promissory Note");

      iii. a duly executed promissory note from Global to Estates for AUD$465,000.00 in the form attached hereto as Exhibit C together with a legal certification from counsel for Global, Sichenzia Ross Freidman Ference LLP (collectively, "Estates Promissory Note");

      iv. a duly executed Security Agreement ("Global Security Agreement") in the form attached hereto as Exhibit D;

      v. the share certificates for the Atlantic Shares (other than the DPP Controlled Shares) with duly executed stock powers in blank with customary signature guarantees; and

      vi. a general release duly executed by the Dominion Estates Group in the form annexed hereto as Exhibit E in favour of Atlantic ("Dominion Estates Group Release");

      Atlantic shall deliver to Global and the Dominion Estates Group's counsel Sichenzia Ross Freidman Ference LLP or its appointed agent:

      (a) the share certificate for the Estates Shares together with duly executed share transfer pursuant to which Atlantic transfers to A1 all of its right title and interest in and to the Estates Shares (collectively the "Estates Shares Transfer Documents");

      (b) the Novation duly executed by Mt Rozier or confirmation from Mt Rozier's counsel that they are holding the Novation executed by Mt Rozier and will deliver the original executed of the same to Global's counsel when requested;

      (c) the written resignations of Adam Mauerberger, Andrew Bayley and Chris Kopitkke from the board of Estates respectively; and

      (d) a general release duly executed by Atlantic in the form annexed hereto as Exhibit E in favour of the Dominion Estates Group.

1.6 Pending the satisfaction of one of the Conditions Precedent and the receipt by Rigby Cooke of the Estates Shares Transfer Documents the respective counsel referred to in paragraph 1.5 of Section 1shall hold the documents referred to therein in escrow and they shall have no force or effect.

      If neither of the Conditions Precedents are satisfied within 90 days from the date of the Agreement then the respective counsel will return the documents referred to in paragraph 1.5 of Section 1 to the counsel who provided them and the Agreement and those documents shall have no force or effect.

      Upon either of the Conditions Precedent being satisfied Atlantic's counsel will then forward to Rigby Cooke the Estates Shares Transfer Documents.

      Upon Rigby Cooke receiving the Estates Shares Transfer Documents,

      i. Global's counsel shall promptly forward (a) the Estates Promissory Note and Novation to Estates' Administrators: C/- Simon Wallace-Smith, Deloittes, 180 Lonsdale Street, Melbourne, VIC, Australia 3000, (b) to Atlantic's counsel the Atlantic Shares (including the DPP Controlled Shares to the extent it has physical possession of such, if at all), the Global Promissory Note, the Global Security Agreement and the Dominion Estates Group Release;

      ii. Atlantic's counsel will forward to Monahan + Rowell, Atlantic's Australian counsel (a) the resignations of Adam Mauerberger, Andrew Bayley and Chris Kopitkke from Estates; (b) the Atlantic Release; and (c) the Novation executed by Mt Rozier. Monahan + Rowell shall promptly forward the documents referred to in (a), (b) and (c) of this subparagraph to Rigby Cooke, Global's counsel in Australia.

1.7 Global and the Dominion Estates Group agree that once the Estates Shares have been transferred to A1 and Estates comes out of voluntary administration and control returning to its directors to cause all the shares in Wines which were formerly held by the Dominion Estates Group
      Shareholders to be transferred to each of the Dominion Estates Group Shareholders upon each of Atlantic Shareholders returning its Atlantic Shares to Atlantic (save for those shareholdings marked with an asterisks in Schedule 1 which shall, subject to the Official Trustee's approval, be transferred to the Official Trustee upon the Official Trustee returning the DPP Controlled Shares to Atlantic).

1.8 Global and the Dominion Estates Group agree that once the Estates Shares have been transferred to A1 and Estates comes out of voluntary administration and control has been returned to its directors, they will use their best endeavors to cause the Official Trustee to return the DPP Controlled Shares to Atlantic and in return issue to the Official Trustee the shares in Wines marked with the asterisks in Schedule 1 in the name of the Official Trustee.

      In the event that Atlantic reasonably forms the view that the matters referred to in the preceding paragraph are not completed to its reasonable satisfaction, or Estates is placed into liquidation (whichever occurs first) then and if those situations are capable of being remedied and the matters are not remedied to Atlantic's satisfaction following notice to that effect given by Atlantic and giving 14 calendar days to remedy that default, Atlantic shall then be entitled to deal with the DPP Controlled Shares according to law.

1.9 Atlantic warrants that all the Estates Shares are unencumbered and represents that, except for the appointment of the Administrators to Estates, Atlantic has not created or caused any party to obtain or possess any encumbrance, lien, charge or claim with respect to either the Estates Shares or to the best of its knowledge and belief the Wines Shares and that subject to paragraph 1.1 of Section 1 of the Agreement, it is entitled to transfer the Estates Shares to A1 in accordance with the Agreement.

1.10 Dominion Estates Group warrants that the Atlantic Shares (other than the DPP Controlled Shares) are to the best of its knowledge an belief unencumbered and that the holders of the Atlantic Shares (other than the registered holders of the DPP Controlled Shares) are entitled to return the Atlantic Shares to Atlantic.

1.11  In consideration of this Agreement  Atlantic,  subject to paragraph 1.1 of
      Section 1 releases the Dominion Estates Group from each and every obligation which Wines and/or Estates may have to repay any monies which may be owing by Wines and/or Estates to Atlantic including any monies which Atlantic may have advanced or provided to, or provided for the benefit of, either or both of the companies comprising the Dominion Estates Group (including without limitation the amount transferred to discharge the National Loans and the amount of AUD$262,322.09 herein before referred to as being transferred at the direction of the Dominion Estates Group).

1.12 Atlantic warrants that to the best of its knowledge and belief it has not caused Wines to become liable to or indebted to any third party and that Estates is not liable or indebted to any party other than as disclosed to the Administrators of Estates by the date of the Agreement.

      2. Termination of Exchange Agreement. Upon execution of this Agreement, paragraph 1.1 of Section 1 being satisfied and the consummation of the aforementioned transactions, including the exchange of the releases contemplated hereby, the Exchange Agreement and any and all obligations of any of the parties arising from such Exchange Agreement shall, in all respects, be deemed null and void and of no further force and effect and none of the parties thereto shall have any remaining obligations or liabilities pursuant to the Exchange Agreement, including, but not limited to: (i) the Dominion Estates Group's right to 20% representation on the Board of Directors of Atlantic; (ii) any Atlantic liabilities resulting from the Commonwealth Bank of Australia loan referenced in the Exchange Agreement; and (iii) any Atlantic liabilities resulting from the GE Commercial Corporation of Australia Pty Ltd Facility Agreement to which the Dominion Estates Group is a party.

      3. Confidentiality. The parties agree to keep the terms of this Agreement and the matters raised herein as confidential, and shall not disclose the terms of this Agreement unless compelled to by court order, subpoena, or request by a self-regulatory organization.

      4. Binding Agreement. The terms of this Agreement are binding upon and inure to the benefit of each of the parties hereto, their respective successors, assigns, dependents, and all other related persons, affiliates or associates.

      5. Headings. The captions of the paragraphs and sections of this Agreement are provided solely for convenience, and shall not affect the substance or meaning of this Agreement.

      6. Representation. Each of the parties hereto represents that each has read and fully understands each of the provisions as contained herein, and has been afforded the opportunity to review same with his attorney of choice; and further that each of the parties hereto represents that each and every one of the provisions contained in this Agreement is fair and not unconscionable to either party.

      7. Counterparts. The Agreement may be executed in facsimile counterparts, each of which when all parties have executed at least one such counterpart, shall be deemed an original, with the same force and effect as if all signatures were appended to one instrument, but all of which together shall constitute one and the same Agreement.

      8. Severability. Should any provision of the Agreement be declared or be determined by any court or tribunal to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be severed and deemed not to be part of the Agreement.

      9. Choice of Laws. The Agreement shall be governed by and construed in accordance with the substantive law of the State of New York and the parties hereto consent that the jurisdiction will lie with Courts of the State of New York.

      10. Further Acts. Each party agrees to do all things as may be necessary or desirable to give full effect to every part of the Agreement.

      11. Pre-Emptive Rights. Each of the parties waives and will, to the extent that it is within their power (respectively), waive or ensure the waiver of any pre-emptive rights in relation to the transfer of any shares pursuant to the Agreement.

      12. Corporate Steps. Each of the parties to transfers of shares and each of the companies in respect of which shares are being transferred will, to the extent that it is within their power (respectively), take or procure to be taken all necessary corporate steps to facilitate the transfers of shares contemplated by the Agreement including, but not limited to, the proper calling of board meetings to resolve that the aforesaid transfers of shares are registered and the filing of appropriate documents at the relevant corporate regulator.

      IN WITNESS WHEREOF, the parties have read and executed this Agreement of Settlement as of the date and year first above written.

                                       ATLANTIC WINE AGENCIES, INC.


                                       By: /s/ Peter Spring
                                           -------------------------------------
                                           Name:  Peter Spring
                                           Title:  Vice President


                                       DOMINION ESTATES PTY LTD


                                       By: /s/ Simon Wallace-Smith
                                           -------------------------------------
                                           Name: Simon Wallace-Smith
                                           Title: Administrator Appointed


                                       DOMINION WINES LTD


                                       By /s/ Carl David Voss
                                           -------------------------------------
                                           Name: Carl David Voss
                                           Title: Director


                                       GLOBAL REALTY DEVELOPMENT CORP


                                       By: /s/ Roger Charles Davis
                                           -------------------------------------
                                           Name: Roger Charles Davis
                                           Title: